AGREEMENT

This Agreement (hereinafter referred to as the "Agreement") is entered into as of the 23rd day of June, 2009 (the "Effective Date") by and between Invisosoft, Inc, a Nevada corporation (hereinafter referred to as "Licensor" and/or "Invisosoft") and PMX Communities, Inc., a Nevada corporation (hereinafter referred to as "Licensee" and/or "PMX"). The aforementioned parties are hereinafter collectively referred to as the "Parties" and individually as a "Party". Capitalized terms shall have the meaning ascribed to them in this Agreement.

WITNESSETH:

WHEREAS, Licensor is the developer and owner of a proprietary and copyrighted audio video software product known as Invisosoft Live
Communicator Suite (hereinafter referred to as the "Software"); and

WHEREAS, the Software enables VOIP/Audiovisual conferencing; and

WHEREAS, Licensor has agreed to license the Software to Licensee in accordance with the terms and conditions of this Agreement; and

WHEREAS, Licensee has agreed to license the Software from Licensor in accordance with the terms and conditions of the Agreement; and

WHEREAS, Licensee has agreed that at no time, the licensee will reproduce, copy, transfer, or modify any of the Invisosoft owned software products to themselves, any individuals, any entity or any company except as provided herein to the contrary.

NOW THEREFORE, in consideration of the foregoing, and Ten and no/100ths ($10.00) Dollars in hand paid by each party hereto unto the other, and other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby jointly and severally acknowledged, and the covenants, promises, representations, guarantees and the agreement herein contained;

IT IS MUTUALLY AGREED, by and between the Parties hereto as follows:

1.Recitals, The Parties hereto acknowledge and agree that the foregoing recitals are true, correct, accurate, in proper form and fully binding upon them in all respects, which recitals in their entirety are hereby incorporated in this Agreement in haec verba.

2.License, Licensor hereby licenses to Licensee the Software to enable one hundred (100) activator seats for the use of Licensee's members and/or participants at any given time (hereinafter referred to as the "Software Capacity")

3.Software Support and Product Upgrades, The Licensor shall provide technical support to Licensee on an as needed basis to facilitate the use of the Software. Such support shall include the operation of the Software on the Licensor's computer servers until such time as the Licensee's computer servers can accommodate such operations. In addition, Licensor shall assist in the migration and installation of the Software to Licensee's computer servers upon request from Licensee.

During the first two (2) years of the Term of this Agreement, the Licensor shall afford the Licensee with any and all Software upgrades and modifications. Following such two (2) year period Licensor shall afford the Licensee the right to purchase Software upgrades at a preferential rate which shall be equivalent to the pricing offered to the Licensor's most favored customers.

4.Term,  The term of this Agreement shall be for five (5) years
(hereinafter referred to as the "Term") commencing on the License
Effective Date. For purposes of this "Agreement, the License Effective Date shall be August 1, 2009.

The Licensee shall have the right to extend the term for two (2) five
(5) year option periods(hereinafter referred to as the "Option
Period(s)"). The Licensee shall be automatically deemed to have exercised its option to extend the term for an Option Period unless it shall provide the Licensor with fifteen (15) days written notice of its intentions not to exercise its option to extend.

5.Private Label of Software, Licensee shall have the right to "private label" the software as Licensee's software and is not bound to disclose to third parties that Licensor is the owner of the Software.

6.Consideration of License, In consideration for the License, Licensee will pay to Licensor the sum of Five Thousand and 00/100
Dollars(US$5,000.00) in accordance with an invoice presented by Licensor to Licensee of even date herewith.

For the first two (2) years from the License Effective Date, Licensee shall have the right to increase the number of activator seats at any time via a one(1) time payment of Fifty Dollars and 00/100 (US$50.00) per seat up to a maximum of one hundred thousand (100,000) seats. Following such period, Licensee shall have the right to increase the number of activator seats at any time via a one (1) time payment to be determined by the parties on a per seat basis but in no event greater than fees charged by Licensor to its most favored customers.

7.Term, The term of this Agreement shall be for the period from the date hereof to July 31, 2014 (the "Initial Term").

8.Non-Exclusive Use of License, The Licensee shall not be limited to the exclusive use of the Software in its business operation.

9.Interllectual Property Protection, Title to and ownership rights of the Software technology and documentation shall at all times remain with Licensor. Licensee recognizes and accepts the rights of Licensor as to its intellectual property, trademarks, service-marks, trade names and logos relative to the Software and as provided by law.

Likewise, Licensor shall claim no rights, interests or claims in Licensee's website, technology or proprietary data or materials including but not limited to software developed or acquired by licensee in relation to its website functionality such as blogging, chatting and instant messaging.

10.Default, In the event of default, following thirty (30) days written notice of default, each party shall have all remedies provided by law and/or equity including rights or specific performance and/or to injunctive relief.

In the event of litigation, the reviling party shall pay or recover all costs and expenses, including reasonable attorneys' fees and costs, incurred in exercising any of its rights or remedies hereunder or enforcing any of the terms, conditions, or provisions hereof.

All remedies hereunder are cumulative and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy. No failure on the part of either party to exercise and no delay in exercising, any right or remedy, hereby shall operate as a waiver thereof, nor shall any single or partial exercise by either party of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. If any term or provision of the Agreement is found invalid, it shall not affect the validity and enforcement of all remaining terms and provisions of the Agreement.

11.Successors and Assigns, All of the provisions of the Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, if any, successor, and assigns.

12.Choice of Law, The laws of the state of Florida shall govern the validity of the Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto. Exclusive jurisdiction and venue of any action arising out of this Agreement shall be in the Circuit Court in and for Broward County, Florida.

13.Headings, Section headings are not to be considered a part of this Agreement and are not intended to be a full and accurate description of the contents hereof.

14.Waiver, Waiver by one party hereto of breach of any provisions of this Agreement by the other shall not operate or be construed as a continuing waiver.

15.Assignment, Neither Party shall assign any rights under this Agreement, or delegate the performance of any duties hereunder, without the prior written consent from the other party.

16.Notices, Any and all notices, demands, or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if personally served, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice or demand is served personally, notice shall be deemed constructively made at the time of such personal service. If such notice, demand or other communication sis given by mail, such notice shall be conclusively deemed given five days after deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given. Any party hereto may change its address for purposes of this paragraph by written notice given in the manner provided above.

17.Modification or Amendment, No amendment, change or modification of the Agreement shall be valid unless in writing signed by the parties hereto.

18.Entire Understanding, This document constitutes the entire understanding and agreement of the parties, and any and all prior agreements, understandings, and representations are hereby terminated and canceled in their entirety and are of no further force and effect.

19.Unenforceability of Provisions, If any provision of this Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of the Agreement shall nevertheless remain in full force and effect.

20.Further Assurances, The Parties hereby agree to cooperate, execute and deliver any and all documents reasonably deemed necessary to effectuate the intent and the terms and conditions of this Agreement. Each party reciprocally agrees to promptly and duly execute and deliver to the other such further documents and assurances and take such further action as may from time to time be reasonably requested in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of the other party hereunder.

21.Counterpart Execution, This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. Facsimile signatures shall constitute original signatures.

22.Construction, Each party has reviewed and participated in the formation of this Agreement and, accordingly, any rule or construction to the effect that ambiguities be resolved against the drafting party shall not be employed in the interpretation of the Agreement.

23.Time, Time is of the absolute essence with respect to the parties performance of this Agreement.

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above. The parties hereto agree that facsimile signatures shall be as effective as if original.

LICENSOR

Invisosoft, Inc., A Nevada corporation

By:
Harold S. Fischer, President

LICENSEE

PMX Communities, Inc., a Nevada corporation

By:
Mervyn Gervis, Vice President/Development